Exhibit i-1



                                                              September 10, 2003


The China-U.S. Growth Fund
c/o Fred Alger Management, Inc.
30 Montgomery Street
Jersey City, NJ   07302


Ladies and Gentlemen:

         You have requested our opinion with respect to certain matters of Massachusetts law relevant to the Registration Statement on Form N-1A, as amended (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission (the "SEC") by The China-U.S. Growth Fund, a trust with transferable shares (the "TRUST"), established under Massachusetts law pursuant to an Agreement and Declaration of Trust dated February 14, 2003, as amended by a Certificate of Amendment dated September 3, 2003 (as so amended, the "DECLARATION").

         We have acted as Massachusetts counsel to the Trust in connection with the execution of the Declaration, and the actions taken by the Trustees of the Trust to organize the Trust and to authorize the issue and sale of shares of beneficial interest, par value one mill ($.001) per share (the "SHARES"), of The China-U.S. Growth Fund provided for by the Declaration (the "FUND"). In this connection we have participated in the drafting of, and are familiar with, the Declaration and the Bylaws of the Trust, and we have examined the Prospectus (the "PROSPECTUS") and the Statement of Additional Information included in the Registration Statement, substantially in the form in which the Registration Statement is being filed, certificates of Trustees and officers of the Trust and of public officials as to matters of fact, and such other documents and instruments, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us by you and the Trust, and the conformity to the originals of documents submitted to us as copies, which facts we have not independently verified.

         Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

         1. The Trust has been duly organized and is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust; the Fund has been duly organized as a separate portfolio of assets of the Trust.



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The China-U.S. Growth Fund
September 10, 2003
Page 2



         2. The Trust is authorized to issue an unlimited number of Shares of the Fund; and the Shares of the Fund to be offered for sale by the Prospectus (the "OFFERED SHARES") have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust, as such, or of the Fund, is required in such connection.

         3. When Offered Shares are sold, issued and paid for as contemplated by the Prospectus, the Offered Shares will be validly and legally issued, fully paid and nonassessable by the Trust.

         With respect to the opinion stated in paragraph 3 above, we would point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act or to federal securities or other laws.

         The opinions expressed herein are based upon the law and circumstances as they are in effect or exist on the date hereof, and we assume no obligation to revise or supplement this letter in the event of future changes in the law or interpretations thereof or to reflect circumstances which may hereafter come to our attention.

         We hereby consent to the reference to us in the Registration Statement, and to the filing of this letter with the SEC as an exhibit to the Registration Statement. By giving such consent, we do not concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                                Very truly yours,


                                                /s/ SULLIVAN & WORCESTER
                                                ------------------------
                                                SULLIVAN & WORCESTER